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                                                                   Exhibit 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-24483 of Cardinal Health, Inc. on Form S-3 and Registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357, No. 33-52535, No. 33-52537,
No. 33-52539, No. 33-63283-01, No. 33-64337, No. 333-01927-01, No. 333-11803-01,
No. 333-21631-01, No. 333-21631-02, No. 333-30889-01, and No. 333-56655-01 of
Cardinal Health, Inc. on Form S-8 of our report dated August 2, 1996, with respect to the consolidated financial statements of Pyxis Corporation (not presented), appearing in the Annual Report on Form 10-K of Cardinal Health, Inc., for the year ended June 30, 1998.

                                                  /s/ Ernst & Young LLP
                                                  ERNST & YOUNG LLP

San Diego, California
August 28, 1998